As filed with the Securities and Exchange Commission on
September 26, 2000.
                                        Registration No. [        ]



                           UNITED STATES
                 SECURITIES AND EXCHANGE COMMISSION
                      Washington, D.C.  20549



                              FORM S-8
                       REGISTRATION STATEMENT
                               UNDER
                     THE SECURITIES ACT OF 1933




                       MICRONETICS WIRELESS, INC
       (Exact name of registrant as specified in its charter)

        Delaware                                    22-2063614
(State or other jurisdiction                    (I.R.S. Employer
of incorporation or organization)               Identification No.)

22 Hampshire Drive, Hudson NH                             03051
(Address of principal executive offices)                (Zip Code)

                  First Amended and Restated
                    1996 Stock Option Plan
                   (Full title of the plan)

                      Richard S. Kalin, Esq.
           One Penn Plaza, Suite 1425, New York, NY 10119
             (Name and address of agent for service)

                   (212) 239-8900
  (Telephone number, including area code, of agent for service)
41:
                  CALCULATION OF REGISTRATION FEE

                                                         Proposed   Proposed
Title of each                                   maximum   maximum
class of secur-     Amount           offering       aggregate   Amount of  the
ities to be              to be                 price per    offering        registration
registered             registered(1)  share(2)     price(2)        fee

Common Stock,    600,000        $7.953     $4,771,800  $1,259.76
par value $.01
per share, reserved
for future issuances
pursuant to the 1996
Stock Option Plan
(1)  The number of shares stated is the aggregate number of shares of Common Stock to be issued upon exercise of options granted or to be granted under the First Amended and Restated 1996
     Stock Option Plan (the "Plan") that are covered by this
     Registration Statement.

(2) Estimated in accordance with Rule 457(c) and 457(h) promulgated under the Securities Act of 1933, solely for the purpose of calculating the registration fee and based upon the average of the bid and asked price of the Common Stock as reported by Nasdaq on September 22, 2000 as to options to be granted under the Plan.

     The contents of Registration Statement No. 333-48087 filed on Form S-8 with the U.S. Securities Exchange Commission (the
 Commission") on March 17, 1998 are hereby incorporated by reference herein with such modifications as are set forth below.

     An amendment to the Plan authorized by the Board of Directors of Micronetics Wireless, Inc. (the Company" or the Registrant") on December 15, 1999 and June 22, 2000 and approved by the Company's shareholders on September 7, 2000, increased the number of shares of the Company's Common Stock authorized for issuance under the Plan from 300,000 shares to 900,000 shares.


   Part II. INFORMATION REQUIRED IN THE REGISTRATION STATEMENT.

Item 3.   Incorporation of Documents by Reference.

     The following documents filed with the Commission by the Company, a Delaware Corporation, pursuant to the Securities Exchange Act of 1934, as amended (the Exchange Act"), are incorporated by reference in this Registration Statement:

     (a) the Company's Annual Report on Form 10-KSB for its Fiscal Year ended March 31, 2000.

     (b) the Company's Quarterly Report on Form 10-QSB for its quarterly period ended June 30, 2000.

     (c) the description of the Common Stock set forth in the Company's Registration Statement on Form S-1, filed on August 12, 1987 (Registration No. 33-16453) and any amendment or report filed for the purpose of updating such description.

     All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.


Item 5.   Interests of Named Experts and Counsel.

     The legality of the Common Stock included in this Registration Statement has been passed upon for the Company by Kalin & Associates, P.C., New York, NY. Richard S. Kalin, the principal of such firm is the President, CEO and a director of the Company and, as of the date of this Registration Statement, owns 1,151,460 shares of Common Stock which includes (i) options to purchase 175,000 shares of Common Stock (ii) 437,225 shares of Common Stock and options to purchase 9,375 shares of Common Stock owned by his wife and (iii) 10,000 shares of Common Stock owned by his minor son as to which he disclaims beneficial ownership.


Item 6.   Indemnification of Directors and Officers.

     Incorporated by reference to Item 14 of Part II of the Registrant Statement on Form S-1 (Registration No. 33-16453) filed on August 12, 1987.


Item 8.   Exhibits.

Exhibit No.    Description

5.1            Opinion of Kalin and Associates, P.C.

23.1           Consent of Trochiano & Daszkowski LLP

23.2           Consent of Paul C. Roberts, C.P.A.

23.3           Consent of Kalin and Associates, P.C.
               (included in Exhibit 5.1)

99.1           First Amended and Restated 1996 Stock Option Plan

Item 9.   Undertakings.

     The Registrant hereby undertakes:

    (i) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in the Registration Statement;

    (ii) That, for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

    (iii) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

    (iv) That, for purposes of determining any liability under the Securities Act, each filing of the Registrants's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                             SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on September 22, 2000.

                                     MICRONETICS WIRELESS, INC.



                                     By:/s/Richard S. Kalin
                                        Richard S. Kalin, President


     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

   Signature             Title                         Date



/s/Richard S. Kalin     Director and            September 22, 2000
Richard S. Kalin         President (Principal
                                      Executive Officer)


/s/David Siegel         Chairman of the         September 22, 2000
David Siegel             Board of Directors
                                    and Director


/s/Barbara Mierisch      Director                September 22, 2000
Barbara Mierisch



/s/Douglas A. Cook       Vice President-Finance  September 22, 2000
Douglas A. Cook          (Principal Financial
                                         Officer)

                          EXHIBIT INDEX



 5.1      Opinion of Kalin and Associates, P.C.

23.1      Consent of Trochiano & Daszkowski LLP

23.2      Consent of Paul C. Roberts, C.P.A.

23.3      Consent of Kalin and Associates, P.C. is contained in
          Exhibit 5.1 to this Registration Statement

99.1      First Amended and Restated 1996 Stock Option Plan





























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